EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR EACH OF THE THREE FISCAL YEARS ENDED FEBRUARY 2, 2013

As previously reported, on June 4, 2013, dELiA*s, Inc., a Delaware corporation (the “Company”), entered into, and closed the transactions contemplated by, an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Alloy Merchandise, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Seller”), HRSH Acquisitions LLC, a New York limited liability company (“Buyer”), and Steven Russo and Hagai Laniado. Subject to the terms and conditions of the Asset Purchase Agreement, Seller sold to Buyer certain assets related to Seller’s Alloy business (the “Business”) and Buyer assumed certain liabilities related to the Business.

The following unaudited pro forma condensed consolidated statements of operations of the Company for the three fiscal years ended February 2, 2013 have been presented as if the Company had sold the Business as of January 31, 2010. The “Historical” column represents the condensed consolidated statements of operations reported in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2013.

In the opinion of management, the Company’s accompanying pro forma condensed consolidated statements of operations include all material adjustments necessary to reflect, on a pro forma basis, the effect of the sale of the Business. The adjustments are described in the note to the unaudited pro forma condensed consolidated statements of operations and are set forth in the “Pro Forma” adjustments column. The unaudited pro forma condensed consolidated statements of operations should be read together with the consolidated financial statements filed by the Company in its Annual Report on Form 10-K for the three fiscal years ended February 2, 2013.

The Company’s unaudited pro forma condensed consolidated statements of operations has been presented for informational purposes only and should not be relied upon to represent what our results of operations would actually have been if the Business had been reflected as discontinued operations for all periods presented, nor do they purport to project our results of operations for any future period.

dELiA*s, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended February 2, 2013

(in thousands, except share and per share data)

				Pro Forma
		Discontinued		Continuing
	Historical	Operations		Operations
Net revenues	$222,699	$41,549		$181,150
Cost of goods sold	149,546	25,107		124,439

Gross profit	73,153	16,442		56,711

Operating expenses:
Selling, general and administrative expenses	93,433	15,915		77,518
Impairment of goodwill	4,462	—		4,462
Impairment of long-lived assets	181	—		181
Other operating income	(4,169)	(1,588)		(2,581)

Total operating expenses	93,907	14,327		79,580

Operating (loss) income	(20,754)	2,115		(22,869)
Interest expense, net	726	—		726

(Loss) income from continuing operations before taxes	(21,480)	2,115		(23,595)
Provision (benefit) for income taxes	74	755	(1)	(681)

(Loss) income from continuing operations	$(21,554)	$1,360		$(22,914)

Loss per share from continuing operations:
Basic and diluted	$(0.69)			$(0.73)

Weighted average basic and diluted common shares outstanding	31,350,931			31,350,931

See accompanying notes to these pro forma condensed consolidated financial statements.

dELiA*s, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended January 28, 2012

(in thousands, except share and per share data)

				Pro Forma
		Discontinued		Continuing
	Historical	Operations		Operations
Net revenues	$217,152	$44,845		$172,307
Cost of goods sold	148,816	25,101		123,715

Gross profit	68,336	19,744		48,592

Operating expenses:
Selling, general and administrative expenses	92,740	16,223		76,517
Impairment of long-lived assets	495	—		495
Other operating income	(1,957)	(757)		(1,200)

Total operating expenses	91,278	15,466		75,812

Operating (loss) income	(22,942)	4,278		(27,220)
Interest expense, net	577	—		577

(Loss) income from continuing operations before taxes	(23,519)	4,278		(27,797)
(Benefit) provision for income taxes	(849)	1,488	(1)	(2,337)

(Loss) income from continuing operations	$(22,670)	$2,790		$(25,460)

Loss per share from continuing operations:
Basic and diluted	$(0.73)			$(0.82)

Weighted average basic and diluted common shares outstanding	31,217,185			31,217,185

See accompanying notes to these pro forma condensed consolidated financial statements.

dELiA*s, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended January 29, 2011

(in thousands, except share and per share data)

				Pro Forma
		Discontinued		Continuing
	Historical	Operations		Operations
Net revenues	$220,697	$48,269		$172,428
Cost of goods sold	147,242	26,685		120,557

Gross profit	73,455	21,584		51,871

Operating expenses:
Selling, general and administrative expenses	95,746	16,784		78,962
Impairment of goodwill	7,611	—		7,611
Other operating income	(475)	(59)		(416)

Total operating expenses	102,882	16,725		86,157

Operating (loss) income	(29,427)	4,859		(34,286)
Interest expense, net	353	—		353

(Loss) income from continuing operations before taxes	(29,780)	4,859		(34,639)
(Benefit) provision for income taxes	(8,137)	1,725	(1)	(9,862)

(Loss) income from continuing operations	$(21,643)	$3,134		$(24,777)

Loss per share from continuing operations:
Basic and diluted	$(0.70)			$(0.80)

Weighted average basic and diluted common shares outstanding	31,111,878			31,111,878

See accompanying notes to these pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

BASIS OF PRESENTATION

As previously reported, on June 4, 2013, dELiA*s, Inc., a Delaware corporation (the “Company”), entered into, and closed the transactions contemplated by, an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Alloy Merchandise, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Seller”), HRSH Acquisitions LLC, a New York limited liability company (“Buyer”), and Steven Russo and Hagai Laniado. Subject to the terms and conditions of the Asset Purchase Agreement, Seller sold to Buyer certain assets related to Seller’s Alloy business (the “Business”) and Buyer assumed certain liabilities related to the Business.

PRO FORMA ADJUSTMENTS

The historical condensed consolidated statements of operations for each of the three fiscal years ended February 2, 2013 have been adjusted to reflect the sale of the Business, and to reverse the Company’s allocation of shared services to the Business and to charge administrative and distribution expenses that were attributable to the Business.

The pro forma adjustments include the following:

(1)	To record the related tax effect of the Business as sold.